Exhibit 99.1

Argo Group announces Susan Comparato as chief administrative officer and other key leadership roles

• Appointments support strategic goals outlined for investors

• Streamlines management structure and reduces expense

HAMILTON, BERMUDA – August 12, 2021 – Argo Group International Holdings, Ltd. (NYSE: ARGO), an underwriter of specialty insurance, today announced several notable leadership appointments with a focus on simplifying the organization.

“This is the natural next step in our continuing evolution as a leading U.S.-focused specialty insurer,” said Argo Group CEO Kevin Rehnberg. “These organizational changes will help continue and even accelerate our progress against our strategic goals. Our recent earnings results demonstrate the good progress we are making, and these appointments will further streamline our structure.”

The company announced the following promotions today:

•

Susan Comparato, chief administrative officer – In this role, Comparato will oversee the global business services and innovation teams; the U.S. transformation team, which is focused on aligning the business with a significant technology program of work; group communications; and group enterprise security. Comparato has formerly served as Argo’s U.S. general counsel and most recently managed a portfolio of Argo’s U.S. business lines.

•

Andy Borst, interim president, International Operations – Borst will oversee the following businesses: Syndicate 1200, Bermuda, Brazil and Dubai. Borst has a broad background working in many areas of the Argo business, including his time in London as chief administrative officer for International Operations prior to his promotion to chief administrative officer for the Group.

•

Gary Grose, president, Commercial Specialty – In this role, Grose will oversee the following businesses: Alternative Risk Solutions, Argo Pro, Commercial Programs, Rockwood and Surety. Grose formerly served as executive vice president of U.S. Operations. Grose will also continue to oversee producer management for the company.

•

Marsh Duncan, president, Excess & Surplus – In this role, Duncan will oversee the following businesses: Casualty, Construction, Contract P&C, Environmental, Inland Marine, Property and Garage. Duncan has held numerous roles at Argo, most recently overseeing a smaller portfolio of Argo businesses.

The company also announced that Tim Carter, Argo’s former chief underwriting officer, and Matt Harris, former head of international, have left the company.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS LTD.

Argo Group International Holdings, Ltd. (“Argo”) (NYSE: ARGO), is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated “A-” by Standard & Poor’s. Argo’s insurance subsidiaries are rated “A-” by AM Best. More information on Argo and its subsidiaries is available at argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Any forward looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

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Investors:

Brett Shirreffs

Head of Investor Relations

212-607-8830

brett.shirreffs@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210-321-2104

david.snowden@argogroupus.com